Exhibit 4.14

Execution Version

ELEVENTH AMENDMENT

TO

AMENDED, RESTATED AND CONSOLIDATED

REVOLVING CREDIT AGREEMENT

DATED AS OF MAY 11, 2021

AMONG

DIVERSIFIED GAS & OIL CORPORATION,

AS BORROWER,

THE GUARANTORS PARTY HERETO,

KEYBANK NATIONAL ASSOCIATION,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

ELEVENTH AMENDMENT TO AMENDED, RESTATED AND

CONSOLIDATED REVOLVING CREDIT AGREEMENT

This Eleventh Amendment to Amended, Restated and Consolidated Revolving Credit Agreement (this “Eleventh Amendment”) dated as of May 11, 2021, is among Diversified Gas & Oil Corporation, a Delaware corporation (the “Borrower”), each of the undersigned guarantors (the “Guarantors”), each Lender (as defined below) party hereto, and KeyBank National Association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

RECITALS

A.         The Borrower, the Administrative Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity, each a “Lender”) have entered into that certain Amended, Restated and Consolidated Revolving Credit Agreement dated as of December 7, 2018, as amended by that certain First Amendment dated as of April 18, 2019, that certain Second Amendment dated as of June 28, 2019, that certain Third Amendment dated as of November 13, 2019, that certain Fourth Amendment dated as of January 9, 2020, that certain Fifth Amendment dated as of January 22, 2020, that certain Sixth Amendment dated as of March 24, 2020, that certain Seventh Amendment dated as of May 21, 2020, that certain Eighth Amendment dated as of June 26, 2020, that certain Ninth Amendment dated as of November 19, 2020, and that certain Tenth Amendment dated as of April 6, 2021 (as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”).

B.         The Borrower has requested and the Lenders and the Administrative Agent have agreed to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Eleventh Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.     Definitions. Unless otherwise defined in this Eleventh Amendment, each capitalized term used in this Eleventh Amendment has the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Eleventh Amendment refer to sections of the Credit Agreement.

Section 2.    Amendments. Subject to the Satisfaction of the Conditions Precedent in Section 4 of this Eleventh Amendment, the following Amendments to the Credit Agreement shall be effective:

2.1         Amendment to Section 1.02. Section 1.02 is hereby amended by amending or adding the following defined terms in their entirety:

“Agreement” means this Amended, Restated and Consolidated Revolving Credit Agreement, including the Schedules and Exhibits hereto, as amended by that certain First Amendment dated as of April 18, 2019, that certain Second Amendment dated as of June 28, 2019, that certain Third Amendment dated as of November 13, 2019, that certain Fourth Amendment dated as of January 9, 2020, that certain Fifth Amendment dated as of January 22, 2020, that certain Sixth Amendment dated as of March 24, 2020, that certain Seventh Amendment dated as of May 21, 2020, that certain Eighth Amendment dated as of June 26, 2020, that certain Ninth Amendment dated as of November 19, 2020, that certain Tenth Amendment dated as of April 6, 2021, that certain Eleventh Amendment dated as of May 11, 2021, and as the same may be further amended, modified, supplemented, restated, replaced or otherwise modified from time to time.

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“DGOC III” means DGOC Holdings Sub III LLC, a Delaware limited liability company and a wholly owned Subsidiary of the Borrower.

2.2        Amendment to Section 9.05(k). Section 9.05(k) is hereby amended by deleting the “and” at the end of Section 9.05(k)(iii), renumbering Section 9.05(k)(iv) as Section 9.05(k)(v) and adding the following new Section 9.05(k)(iv):

“(iv) an Investment of $100.0 million in DGOC III comprised of $30.0 million for the acquisition by DGOC III of certain oil and gas properties in East Texas and Louisiana from either the Borrower or Indigo Minerals LLC and $70.0 million for the acquisition by DGOC III of certain oil and gas properties in North Texas from a Barnett entity; provided that if either Investment is not made by the Borrower on or before July 31, 2021 this Section 9.05(k)(iv) shall be null and void and of no further effect with respect to such Investment; and”

2.3        Amendment to Section 9.14. Section 9.14 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 9.14 Transactions with Affiliates. Except for payment of Restricted Payments permitted by Section 9.04, the Borrower will not, and will not permit any other Group Member to, enter into any transaction, including any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than between the Borrower and other Loan Parties) unless such transactions are otherwise not prohibited under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate and with respect to any such agreements with ABS, ABS II, SPV I, SPV II, DGOC III (for such time as DGOC III is an Unrestricted Subsidiary) and their Affiliates, a Responsible Officer of the Borrower provides a certificate to the Administrative Agent upon entering into and on each amendment or modification of such agreement certifying to the foregoing.”

Section 3.     Waivers.

3.1        Consideration for Transfer of Oil and Gas Properties. The cash consideration to be received by the Borrower from DGOC III in connection with the purchase of oil and gas properties in East Texas and Louisiana which the Borrower is purchasing from Indigo Minerals LLC (the “Transferred Assets”) will be at less than the Fair Market Value of the Transferred Assets. Section 9.11(d)(iii) requires that the consideration be at Fair Market Value. The Borrower has requested that the Majority Lenders waive, and the Majority Lenders signatory hereto hereby waive the requirement of Section 9.11(d)(iii) that the consideration for the transfer of the Transferred Assets to DGOC III at Fair Market Value.

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3.2       Swaps. The Borrower may, at its option, novate certain Swap Agreements it has in place associated with the oil and gas properties being acquired by DGOC III. If it does so, it may receive less than 80% cash for such novation as required by Section 9.11(d)(i) and it may not receive Fair Market Value for such novation as required by Section 9.11(d)(iii). The Borrower has requested that the Majority Lenders waive, and the Majority Lenders signatory hereto hereby waive the requirements that the consideration for the novation of such Swap Agreements be at least 80% cash and at Fair Market Value.

Section 4.     Effectiveness. This Eleventh Amendment shall become effective on the first date on which each of the conditions set forth in this Section 4 is satisfied (the “Eleventh Amendment Effective Date”):

4.1        The Administrative Agent shall have received duly executed counterparts (in such number as may be reasonably requested by the Administrative Agent) of this Eleventh Amendment from the Borrower, each Guarantor, and Lenders constituting the Majority Lenders.

4.2        At the time of and immediately after giving effect to this Eleventh Amendment, (a) no Default or Event of Default shall have occurred and be continuing and (b) no event or events shall have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

4.3        There shall be no material pending or threatened litigation against the Borrower or any Guarantor, except as disclosed in writing to the Administrative Agent prior to the Eleventh Amendment Effective Date.

4.4        The Borrower shall have paid all amounts due and payable on or prior to the Eleventh Amendment Effective Date to the extent invoiced two (2) Business Days prior to the Eleventh Amendment Effective Date, including all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

Section 5.      Governing Law. THIS ELEVENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.     Miscellaneous. (a) On and after the Eleventh Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Eleventh Amendment; (b) the execution, delivery and effectiveness of this Eleventh Amendment shall not operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Eleventh Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Eleventh Amendment by signing any such counterpart; and (d) delivery of an executed counterpart of a signature page to this Eleventh Amendment by electronic mail shall be effective as delivery of a manually executed counterpart of this Eleventh Amendment.

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Section 7.     Ratification and Affirmation; Representations and Warranties. The Borrower and each Guarantor hereby (a) acknowledges the terms of this Eleventh Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby; and (c) represents and warrants to the Lenders that as of the Eleventh Amendment Effective Date, after giving effect to the terms of this Eleventh Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (unless already qualified by materiality, in which case such representation and warranty (to the extent so qualified) shall continue to be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (unless already qualified by materiality, in which case such representation and warranty (to the extent so qualified) shall continue to be true and correct in all respects) as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing, and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 8.     Loan Document. This Eleventh Amendment is a Loan Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

Section 9.     No Oral Agreements. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, INCLUDING THIS ELEVENTH AMENDMENT, EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN AND AMONG THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN AND AMONG SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

BORROWER:	DIVERSIFIED GAS & OIL CORPORATION
a Delaware corporation

	By:	/s/ Benjamin Sullivan
	Name:	Benjamin Sullivan.
	Title:	Executive Vice President and General Counsel

GUARANTORS:	DIVERSIFIED PRODUCTION LLC
DIVERSIFIED ENERGY MARKETING, LLC
DIVERSIFIED MIDSTREAM LLC

By:	/s/ Benjamin Sullivan
Name:	Benjamin Sullivan
Title:	Executive Vice President and General Counsel

Signature Page

Diversified Gas & Oil Corporation – Eleventh Amendment

KEYBANK NATIONAL ASSOCIATION, as Joint Lead Arranger, Joint Bookrunner and Administrative Agent and a Lender

By:	/s/ Benjamin Brollier
Name:	Benjamin Brollier
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Eleventh Amendment

TRUIST BANK, formerly known as Branch Banking and Trust Company, as Joint Lead Arranger, Joint Bookrunner, Co-Syndication Agent, and a Lender

By:	/s/ Truist Bank
Name:	Truist Bank
Title:

Signature Page

Diversified Gas & Oil Corporation – Eleventh Amendment

CITIZENS BANK, N.A., as Joint Lead Arranger, Joint Bookrunner, Co-Syndication Agent and a Lender

By:	/s/ Scott Donaldson
Name:	Scott Donaldson
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – Eleventh Amendment

ROYAL BANK OF CANADA, as Joint Lead Arranger, Joint Bookrunner, Co-Syndication Agent, and a Lender

By:	/s/ Royal Bank of Canada
Name:	Royal Bank of Canada
Title:

Signature Page

Diversified Gas & Oil Corporation – Eleventh Amendment

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Co-Document Agent, and a Lender

By:	/s/ Jacob W. Lewis
Name:	Jacob W. Lewis
Title:	Authorized Signatory

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Eleventh Amendment

DNB BANK ASA, NEW YORK BRANCH, as a Co-Documentation Agent

By:	/s/ DNB Bank ASA, New York Branch
Name:	DNB Bank ASA, New York Branch
Title:

By:	/s/ DNB Bank ASA, New York Branch
Name:	DNB Bank ASA, New York Branch
Title:

DNB CAPITAL LLC as a Lender

By:	/s/ DNB Capital LLC
Name:	DNB Capital LLC
Title:

By:	/s/ DNB Capital LLC
Name:	DNB Capital LLC
Title:

Signature Page

Diversified Gas & Oil Corporation – Eleventh Amendment

MIZUHO BANK, LIMITED, as a Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Executive Director

Signature Page

Diversified Gas & Oil Corporation – Eleventh Amendment

ING CAPITAL LLC, as a Co-Documentation Agent and a Lender

By:	/s/ ING Capital LLC
Name:	ING Capital LLC
Title:

By:	/s/ ING Capital LLC
Name:	ING Capital LLC
Title:

Signature Page

Diversified Gas & Oil Corporation – Eleventh Amendment

U.S. BANK NATIONAL ASSOCIATION, as a Co-Document Agent and a Lender

By:	/s/ Matthew Turner
Name:	Matthew Turner
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Eleventh Amendment

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

By:	/s/ Page Dillehunt
Name:	Page Dillehunt
Title:	Managing Director

Signature Page

Diversified Gas & Oil Corporation – Eleventh Amendment

BBVA USA, as a Lender

By:	/s/ Julia Barnhill
Name:	Julia Barnhill
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Eleventh Amendment

IBERIABANK, as a Lender

By:	/s/ W. Bryan Chapman
Name:	W. Bryan Chapman
Title:	Market President-Energy Lending

Signature Page

Diversified Gas & Oil Corporation – Eleventh Amendment

CIT BANK, N.A., as a Lender

By:	/s/ Katya Evseev
Name:	Katya Evseev
Title:	Director

Signature Page

Diversified Gas & Oil Corporation – Eleventh Amendment

FIRST HORIZON BANK, as a Lender

By:	/s/ W. David McCarver IV
Name:	W. David McCarver IV
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – Eleventh Amendment

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Daniel Kogan
Name:	Daniel Kogan
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Eleventh Amendment

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Dan Martis
Name:	Dan Martis
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Eleventh Amendment

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Tim Kok
Name:	Tim Kok
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Eleventh Amendment